EXHIBIT NO. 2.1

                   REORGANIZATION AND STOCK PURCHASE AGREEMENT

This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of January 31, 2000 (this "AGREEMENT") is by and between BLACK STALLION MANAGEMENT, INC., a NEVADA Corporation ("BSM"), shareholders of BSM who are or will be the owners of or otherwise represent at least SEVENTY FIVE PER CENT (75%) of all the issued and outstanding common stock of BSM (the "SHAREHOLDERS"), and the shareholders of DIGITAL BRIDGE, INC., a NEVADA Corporation ("DBI") and ROBERT BRYAN and/or ASSIGNS ("RGB").

BSM was incorporated in the state of NEVADA on July 10, 1996. Its authorized capital consist of 25,000,000 shares of common stock, par value $.001 and 5,000,000 shares of Preferred stock. As of the effective date of this AGREEMENT, BSM has issued and outstanding 2,200,000 common shares (the "OUTSTANDING SHARES"). At closing and as further described herein, DBI shall purchase from BSM and BSM shall sell to DBI shareholders 20,000,000 shares of BMS $.001 par value common stock thereby resulting in 22,200,000 shares issued and outstanding upon closing. BSM further agrees to a post-closing 1.25 to 1 forward stock split thereby resulting in 27,750,000 post-closing shares issued and outstanding. Finally, BSM agrees to the post-closing, post-split retirement of 11,750,000 shares which will result in 16,000,000 issued and outstanding shares. BSM has no shares of preferred stock outstanding and will have no outstanding options, warrants, rights or other contractual arrangements relating to the ability or requirement to issue any additional shares of common or preferred stock.

The SHAREHOLDERS and the respective boards of Directors of BSM, DBI, and RGB, deem it advisable and in the best interests of their corporations and shareholders of their corporations that the shareholders of DBI acquire securities of BSM in accordance with the terms and conditions of this AGREEMENT.

1. PLAN OF REORGANIZATION. At the closing the shareholders of DBI and or assigns shall acquire from BSM and BSM shall sell to the shareholders of DBI 20,000,000 common stock shares (the "NEW SHARES") issued from BSM's authorized but unissued shares. NEW SHARES are to be issued pursuant to section 4(2) of the Securities Act of 1933 or any available exemption from federal registration and NEVADA Securities Act Section 11-51-308(1)(o) exemption from registration in the state of NEVADA, and Nevada Revised Statutes Section 90.540(2) exemption from registration in the state of Nevada. Additionally, the parties hereto intend to effect this transaction as a tax-free reorganization. The Parties agree to comply with the tax-free requirements of this section in order to effect a tax-free reorganization. The SHAREHOLDERS signing this agreement are the owners of or otherwise represent not less than 75% of the OUTSTANDING SHARES of BSM which the SHAREHOLDERS represent is a sufficient majority to carry any vote for approval of this AGREEMENT under the corporate law of the state of NEVADA, the Articles of Incorporation of BSM, and the By-laws of BSM.

2. CONSIDERATION. Consideration for the events outlined in paragraph (1) above shall be:

     (a) the exchange of all the issued and outstanding stock of DBI for the 20,000,000 NEW SHARES of BSM thereby making DBI a wholly owned subsidiary of BSM.


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     (b) production of items on the due diligence list (attached) which shall be provided  to  DBI  by  BSM  within  48  hours  of  signing  this  agreement.

     (c) On the Closing Date (as hereinafter defined) the Board of Directors of BSM will deliver:
          (i) minutes of the board approving this transaction, including the name change, forward split, increase of authorized shares to 31,250,000 and issuance of shares hereunder and authorizing the issuance of the NEW SHARES pursuant to this transaction;
          (ii) attorney opinion letter with respect to the tradability of any BSM free trade shares;
          (iii) authorization from board of directors authorizing a 1.25 to 1 forward split, filing of amended articles with state of Nevada reflecting the forward split;
          (iv) BSM's articles, by-laws, amendments thereto, all corporate minutes, all financials statements and tax returns since inception, ,shareholder list, internal transfer records;
          (v)  signed  LOCK  UP  agreements  per  (3)  below.
          (vi) evidence that name change and NEW SHARE issuance has been approved by Board of Directors of BSM;letter from BSM authorized parties to NASD and CUSIP Bureau requesting symbol;

     (d) Certificates of BSM issued by BSM representing the NEW SHARES to DBI shareholders in the names and amounts as indicated by DBI on Exhibit __.

3. LOCK UP AGREEMENT: SHAREHOLDERS hereby agree to a lock-up/leak-out of 750,000 of their FREE TRADE SHARES according to the attached SCHEDULE A which all parties to this agreement shall approve and sign.

4. CLOSING DATE; PLACE OF CLOSING;. The CLOSING DATE shall be 1/31/2000. The CLOSING DATE can be changed by mutual agreement but in no event shall the CLOSING DATE extend beyond 20 days from the date of signing this agreement. PLACE OF CLOSING shall be the offices of ARTFIELD INVESTMENTS 15301 Ventura Blvd #300, Sherman Oaks, CA 91403.

5. DELIVERY OF BSM SHARES. On or before the CLOSING DATE, BSM will have ready for delivery certificates representing the BSM SHARES duly endorsed, together with appropriate stock powers, so as to make DBI and/or assigns and RGB and or assigns the sole owners thereof, free and clear of all liens, claims, and encumbrances. Delivery to be made at such place as to be determined by parties. Such shares shall bear a restrictive legend indicating that such shares have not been registered with the SEC, and shall not be sold except upon registration or a valid exemption therefrom. Each DBI party receiving such shares shall sign an investment letter in the form similar to SCHEDULE B which is attached herewith and incorporated herein or any other format suitable to BSM.

6.  REPRESENTATIONS  OF  BSM:

     (a) As of the CLOSING DATE, the 20,000,000 shares of BSM common stock to be delivered to DBI shareholders will constitute duly and validly issued shares of BSM, and when issued, shall be fully paid and nonassessable, and will be of the same class with the same rights and privileges of the common stock issued and outstanding as of the date thereof.


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     (b)  The  officers  of BSM have the power and the authority to execute this
Agreement  and  to  perform  the  obligations  contemplated  hereby;

     (c) On the CLOSING DATE or such other date as agreed, management of BSM will deliver to DBI Audited Financial Statements of BSM as of 06/30/99 including a balance sheet, income statement, statement of cash flows and statement of stockholders equity (the "Year End Financial Statements") and unaudited financial statements as of 12/31/99 (the "Interim Financial
Statements") including changes in financial condition for the periods then ended. All statements shall be prepared in conformity with U.S. GAAP standards as of the dates thereof and will accurately reflect BSM's true financial condition as of such date.

     (d) From and after the date hereof there will not have been and prior to the CLOSING DATE there will not be any material adverse changes in the financial position of BSM as set forth in the Financial Statements except changes arising in the ordinary course of business;

     (e) BSM is not and as of the CLOSING DATE will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not reflected in the Financial Statements or otherwise disclosed in writing to DBI and to the knowledge of the Shareholders of BSM no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against BSM;

     (f) As of the CLOSING DATE, BSM will be in good standing as a NEVADA corporation;

     (g) The authorized capital stock of BSM consists of 25,000,000 shares of common stock, par value $.001 and 5,000,000 shares of preferred stock par value $ .001. As of the CLOSING, and after giving effect to the 20,000,000 common stock NEW SHARES issued herein, BSM will have issued and outstanding 22,200,000 common shares. BSM has no shares of preferred stock outstanding. No shares have otherwise been registered under state or federal securities laws. As of the CLOSING DATE, all of the issued and outstanding shares of common stock of BSM shall be validly issued, fully paid and non-assessable and as of the CLOSING DATE there will not be outstanding any other warrants, options or other agreements on the part of BSM obligating BSM to issue any additional shares of common or preferred stock or any of its securities of any kind;

     (h) Opinion from legal counsel of BSM that Counsel has acted as counsel for BSM and has examined all appropriate documentation for the purposes of rendering an opinion that:
          (i) BSM is a corporation duly organized, validly existing and in good standing under the laws of the State of NEVADA;

          (ii) BSM has the corporate power to carry on its business as now being conducted;

          (iii) This Agreement has been duly authorized, executed and delivered by BSM and is a valid and binding obligation of BSM and enforceable in accordance with its terms;

          (iv) BSM through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this agreement; and all corporate action necessary to be in compliance with the statutory requirements of the state of NEVADA.


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          (v)  The  documents  executed and delivered to DBI hereunder are valid and binding in accordance with the terms and vest in DBI all right title and interest in and to the stock of BSM and said stock when issued shall be validly issued, fully paid, and non-assessable;

          (vi) Except as referred to herein, BSM knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting BSM; and (b) no unsatisfied judgments against BSM;

          (vii) The Company has complied with all filing requirements for the Securities and Exchange Commission and all NASD filings and that said filings conform to the requirements of the respective agencies.

          (viii) That all prior actions of the corporation in connection with filings, have conformed to applicable state and federal law.

     (i) Neither the execution and delivery of the AGREEMENT nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of BSM; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which BSM is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of BSM, will violate any judgment, order, injunction, decree or award against or binding upon BSM or upon its securities, property or business;

     (j) BSM is registered under Section 12(g) of the 1934 Act and as of the closing date is cleared for quotation on the OTC Bulletin Board under the symbol of BLSM.

     (k) Within the times and in the manner prescribed by law, BSM has filed all federal, state and local income or other tax returns and reports required to be filed with all governmental agencies and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on DBI or its subsidiaries.

7.  REPRESENTATIONS  OF  DBI.  DBI  represents  and  warrants  as  follows:

     (a) DBI has taken all necessary corporate action to authorize the execution of this AGREEMENT and the transactions contemplated hereunder.

     (b) Neither the execution and delivery of this AGREEMENT nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of DBI; will violate, conflict with or result in breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which DBI is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of DBI, or will violate any judgment, order, injunction, decree or award against or binding upon DBI, or upon its securities, property or business.


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     (c)  All  information  supplied  to  BSM in the Corporate Profile, Business
Plan, financial statements, and Proforma of DBI is accurate and reliable information. None of the information supplied contains any untrue statement of a material fact or omits to make any statement of material fact necessary to make the statements therein not misleading.

     (d) On the CLOSING DATE or such other date as agreed, management of DBI will deliver to BSM audited financial statements of DBI as of 12/31/99, including, income statement, balance sheet, statement of cash flows, and statement of stockholders equity. All statements shall be prepared in conformity with U.S. GAAP standards as of the dates thereof and will accurately reflect DBI's true financial condition as of such date.

     (e) From and after the date hereof there will not have been and prior to the CLOSING DATE there will not be any material adverse changes in the financial position of DBI except changes arising in the ordinary course of business;

     (f) DBI is not and as of the CLOSING DATE will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not disclosed in writing to BSM, and to the knowledge of the Shareholders no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against DBI;

     (g) As of the CLOSING DATE, DBI will be in good standing as a NEVADA corporation;

     (h) DBI will assume BSM's filing obligations under all relevant Federal Securities Laws and Regulations.

     (i) As of Closing, 20,000,000 shares of DBI Common Stock are authorized for issuance by DBI, of which 13,250,000 shares of Common Stock are issued and outstanding. No other voting or equity securities are authorized or issued, nor are any authorized or issued securities convertible into voting stock. DBI does not have any outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which DBI is bound, calling for the issuance of any additional shares of Common Stock or any other voting or equity security. The DBI Common Stock constitutes 100% of the equity capital of DBI. Such stock constitutes 100% of DBI's voting power, the exclusive right to receive dividends, when, and if declared and paid, and the exclusive right to receive the proceeds of liquidation attributable to DBI Common Stock, if any. From the date hereof, and until the Closing Date, no dividends or distributions of capital, surplus, or profits shall be paid or declared by DBI in redemption of their outstanding shares or otherwise. Except as described herein no additional shares shall be issued in connection with this Reorganization by DBI.

     (j) To the best of DBI's knowledge after due inquiry, no DBI Shareholder, family member of any DBI Shareholder or employee of DBI or its subsidiaries possess any form of ownership interest in any supplier, landlord or competitor of DBI or its subsidiaries:

     (k) Neither DBI nor its subsidiaries owe any money, securities, or property to any DBI Shareholders, family members of DBI Shareholders, or employees of DBI or its subsidiaries either directly or indirectly. Except for approximately 290,000 shares currently optioned to employees, DBI and its subsidiaries do not currently have, nor will they have on the Closing Date any pension plan, profit-sharing plan, or stock purchase plan.


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     (l)  Within  the  times  and  in  the manner prescribed by law, DBI and its subsidiaries have filed all federal, state and local income or other tax returns and reports required to be filed with all governmental agencies and have paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on DBI or its subsidiaries.

     (m) Opinion from legal Counsel of DBI that Counsel has acted as counsel for DBI and has examined all appropriate documentation for the purposes of rendering an opinion that:

          (i) DBI is a corporation duly organized, validly existing and in good standing under the laws of the State of NEVADA;

          (ii) DBI has the corporate power to carry on its business as now being conducted;

          (iii) This Agreement has been duly authorized, executed and delivered by DBI and is a valid and binding obligation of DBI and enforceable in accordance with its terms;

          (iv) DBI through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this agreement; and all corporate action necessary to be in compliance with the statutory requirements of the state of NEVADA.

          (v) The documents executed and delivered to BSM hereunder are valid and binding in accordance with the terms and vest in BSM all right title and interest in and to the stock of DBI and said stock outstanding is duly authorized, validly issued, fully paid, and non-assessable and issued under valid registration statement or exemption therefrom;

          (vi) Except as referred to herein, DBI knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting DBI; and (b) no unsatisfied judgments against DBI;

          (vii) That all prior actions of DBI have conformed to applicable state and federal law.


8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BSM: All obligations of BSM and BSM SHAREHOLDERS under this agreement are subject to the fulfillment prior to or as of the closing date, of each of the following conditions:

     (a) The representations and warranties by DBI contained in this agreement or in any certificate or document delivered to BSM pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time.

     (b) DBI shall have performed and complied with all covenants, agreements, and conditions required by this agreement to be performed or complied with by it prior to or at closing;

     (c)  DBI  shall  have  delivered  to  BSM  evidence  to  the  effect  that:


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          (i)  DBI is a corporation duly organized, validly existing and in good standing  under  the  laws  of  the  State  of  NEVADA;
          (ii) DBI has the corporate power to carry on its business as now being conducted;
          (iii) This Agreement has been duly authorized, executed and delivered by DBI and is a valid and binding obligation of DBI and enforceable in accordance with its terms;
          (iv) DBI through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this agreement; and all corporate action necessary to be in compliance with the statutory requirements of the state of Nevada.
          (v) Except as referred to herein, DBI knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting DBI; and (b) no unsatisfied judgments against DBI;

     (d) DBI shall have received approval of and consent to the transaction contemplated herein by DBI shareholders owning at least 100% of the outstanding stock of DBI.

     (e) DBI shall have delivered to BSM an attorney opinion letter as indicated in Item 7(m).

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DBI: All obligations of DBI under this agreement are subject to the fulfillment prior to or as of the closing date, of each of the following conditions:

     (a) The representations and warranties by BSM contained in this agreement or in any certificate or document delivered to DBI pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time.

     (b) BSM and BSM SHAREHOLDERS shall have performed and complied with all covenants, agreements, and conditions required by this agreement to be performed or complied with by it prior to or at closing.

     (c) BSM shall have delivered to DBI an attorney opinion letter as indicated in Item 6(h).

          (i) BSM is a corporation duly organized, validly existing and in good standing under the laws of the State of NEVADA;

          (ii) BSM has the corporate power to carry on its business as now being conducted;

          (iii) This Agreement has been duly authorized, executed and delivered by BSM and is a valid and binding obligation of BSM and enforceable in accordance with its terms;

          (iv) BSM through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this agreement; and all corporate action necessary to be in compliance with the statutory requirements of the state of NEVADA.

          (v) The documents executed and delivered to DBI hereunder are valid and binding in accordance with the terms and vest in DBI all right title and interest in and to the stock of BSM and said stock when issued shall be validly issued, fully paid, and non-assessable;


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          (vi) Except as referred to herein, BSM knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting BSM; and (b) no unsatisfied judgments against BSM;

          (vii) The Company has complied with all filing requirements for the Securities and Exchange Commission and all NASD filings and that said filings conform to the requirements of the respective agencies.

          (viii) That all prior actions of the corporation in connection with filings, have conformed to applicable state and federal law.


10. PROHIBITED ACTS. Except for the 1.25:1 forward split, and other share issuances discussed herein, BSM agrees not to do any of the following acts prior to the CLOSING DATE, and the BSM SHAREHOLDERS agree that prior to the CLOSING DATE they will not request or permit BSM to do any of the following acts:
     (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or

     (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or other evidences of indebtedness.

DBI and BSM agree not to effect a reverse stock split on any outstanding common stock of BSM or its successors for a period of 18 months following closing.

11. INDEMNIFICATION: Within the period in paragraph 12 13 herein and in accordance with the terms of that paragraph, each party to this agreement, shall indemnify and hold harmless each other party all times after the date of this agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from misrepresentations, breach of covenant of warranty or nonfulfillment of any agreement on the part of such party under this agreement or from any misrepresentations in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this agreement, the defaulting party shall be given a reasonable opportunity to cure such default or breach to the satisfaction of the other party. In the event such breach or default is not cured to the satisfaction of the other party, the defaulting party shall reimburse the other party or parties on demand, for all costs incurred by the harmed party including reasonable attorney fees and collection costs with respect to any liabilities or claim to which the foregoing indemnity relates.

12. NATURE AND SURVIVAL OF REPRESENTATIONS: All representations, warranties and covenants made by any party in this agreement shall survive the closing hereunder for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or


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any  representations,  warranty,  agreement,  promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Each party to this agreement shall be responsible for conducting due diligence investigations of the other party as they deem necessary and appropriate.

13.  RESIGNATIONS  AND  APPOINTMENT  OF  OFFICERS  AND  DIRECTORS.

     (a)  Upon  the closing date the officers and directors of BSM shall become:

         DIRECTORS:     (1)SCOTT  KELLY
                        (2)CHARLES  BRONITSKY
                        (3)AARON  LANG

         PRESIDENT:  CHARLES  BRONITSKY
         VICE  PRESIDENT:  AARON  LANG
         SECRETARY:  AARON  LANG
         TREASURER:  AARON  LANG

14. NOTICES. Any notices which any of the parties hereto may desire to serve upon any of the parties hereto shall be in writing and shall be conclusively deemed to have been received by the parties at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If  to  current  BSM  management  or  the  BSM  SHAREHOLDERS:

Ken  Kurtz
Shareholder,  Black  Stallion  Management
2133  East  9400  South  Suite  151
Sandy  Utah,  84093


If  to  DBI  management  or  DBI:

1860  EL  CAMINO  REAL  #100
BURLINGAME,  CA  94010

If  to  RGB:

ROBERT  BRYAN
P.O.  BOX  3588
SANTA  ROASA  CA  95402

15. POST CLOSING COVENANTS. BSM(subject to DBI's counsel's review and approval) shall prepare and file Form 8-K with the SEC concerning the change of control transaction.

16. During the course of the Reorganization through Closing, DBI and BSM agree to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed Reorganization. DBI and BSM further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement, any information or documentation obtained in connection with any such investigation.

17. CONDITION SUBSEQUENT. This closing assumes the later closing of a STOCK PURCHASE AGREEMENT between certain shareholders of BSM and certain buyers (including RGB) of BSM's EXISTING SHARES. If the selling shareholders's fail to satisfy their obligations thereunder, DBI and BSM shall have the right to unwind this entire transaction without imposition of any fee, charge or payment.

18.  SHAREHOLDERS  RELEASE  OF  OFFICERS,  DIRECTORS,  ETC.

The Shareholders of BSM hereby release BSM, DBI and their respective subsidiaries, affiliates, directors, officers, shareholders, agents, servants, employees, deputies, attorneys, successors and assigns with respect to any and all claims against BSM or DBI, that the Shareholders of BSM have, had, may have, directly, indirectly, by assignment, or otherwise, known or unknown, arising out of or in relation to the operation, representations, omissions, conduct, action or inaction of BSM or DBI in the conduct of their business at any time prior to the execution of the merger contemplated by this Agreement.

The parties to this Agreement each agree that they are each aware of Section 1542 of the California Civil Code and knowingly waive the application of that Section to the claims released herein. That Section states as follows:

             "A general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The parties to this Agreement understand and acknowledge that the significance and consequence of their waiver of California Civil Code Section 1542 is that even if they should eventually suffer additional damages arising out of those matters released herein they will not be permitted to make any claims for those damages, as such claims will be in contravention of this Agreement.
Furthermore, the parties to this Agreement acknowledge that they intend these consequences as to claims that exist on the date of their execution of the Agreement, but which they do not know to exist, which, if known, would have materially affected their decision to execute this Agreement, regardless of whether their lack of knowledge is a result of ignorance, oversight, error, negligence, or any other cause. Finally, the parties intend that this section be given full force and effect on any similar provision of state law in any other state in which this Agreement may be enforced or enforceable.

19. SUCCESSORS. This agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of parties.

20. CHOICE OF LAW. This AGREEMENT shall be construed and enforced in accordance with the laws of the State of NEVADA.

21. COUNTERPARTS. This AGREEMENT may be signed in one or more facsimile counterparts all of which taken together shall constitute an entire original agreement.

22.  MISCELLANEOUS:

     (a) Further Assurance: At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this agreement.

     (b) Waiver: Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c)  Time:  Time  is  of  the  essence.

     (d) Severability: If any part of this agreement is deemed to be unenforceable, the balance of the agreement shall remain in full force and effect.

     (e) Assignment: This AGREEMENT shall not be assigned without the written consent of all parties executing herein. Such consent shall not be unreasonably withheld.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS agreement as of the date first above written

BLACK STALLION MANAGEMENT, INC.           DIGITAL  BRIDGE,  INC
a  NEVADA  Corporation                    a  NEVADA  Corporation

By:__________________________             By:________________________
KARI  CUNNINGHAM,  PRESIDENT              CHARLES  BRONITSKY,  PRESIDENT

By:__________________________             By:________________________
KARI  CUNNINGHAM,  SECRETARY              AARON  LANG,  SECRETARY

RGB

By:________________________
ROBERT  BRYAN

By signing below SHAREHOLDERS agree to the terms of this agreement but shall not be bound by any representations and warranties made herein by BSM and DBI.

SHAREHOLDERS  (OWNING  NOT  LESS  THAN  A  MAJORITY  OF  THE  SHARES  OF  BSM)


_____________________________             (2,000,000  SHARES  90%)
KEN  KURTZ

SHAREHOLDERS  (OWNING  NOT  LESS  THAN  A  MAJORITY  OF  THE  SHARES  OF  DBI)

_____________________________     (6,625,000  SHARES   50  %)
M  &  A  WEST  INC.
_____________________________     (3,312,500  SHARES   25  %)
CHARLES  BRONITSKY
_____________________________     (3,312,500  SHARES   25  %)
AARON  LANG

                                   SCHEDULE A

SHAREHOLDERS agree to a "lock up" of their FREE TRADE SHARES proportionately as follows:

SHAREHOLDERS:  750,000  SHARES

DATE                       FREE TRADE SHARES RELEASED          CUMULATIVE

UPON  CLOSING                                                     105,000
30  DAYS  AFTER  CLOSING   105,000                                210,000
60  DAYS  AFTER  CLOSING   105,000                                315,000
90  DAYS  AFTER  CLOSING   105,000                                420,000
120  DAYS  AFTER  CLOSING  105,000                                525,000
150  DAYS  AFTER  CLOSING  105,000                                630,000
180  DAYS  AFTER  CLOSING  120,000                                750,000

BLACK STALLION MANAGEMENT, INC.           DIGITAL  BRIDGE,  INC
a  NEVADA  Corporation                    a  NEVADA  Corporation

By:__________________________             By:__________________________
KARI  CUNNINGHAM,  PRESIDENT              CHARLES  BRONITSKY,  PRESIDENT

By:__________________________             By:_________________________
KARI  CUNNINGHAM,  SECRETARY              AARON  LANG,  SECRETARY

RGB

By:________________________
ROBERT  BRYAN

By signing below SHAREHOLDERS agree to the terms of this agreement but shall not be bound by any representations and warranties made herein by BSM and DBI.

SHAREHOLDERS  (OWNING  NOT  LESS  THAN  A  MAJORITY  OF  THE  SHARES  OF  BSM)


_____________________________             (2,000,000  SHARES  90%)
KEN  KURTZ

SHAREHOLDERS  (OWNING  NOT  LESS  THAN  A  MAJORITY  OF  THE  SHARES  OF  DBI)

_____________________________     (6,625,000  SHARES   50  %)
M  &  A  WEST  INC.
_____________________________     (3,312,500  SHARES   25  %)
CHARLES  BRONITSKY
_____________________________     (3,312,500  SHARES   25  %)
AARON  LANG

                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT dated as of January 31, 2000 (this "AGREEMENT") is by and between ZACCO EQUITIES, LTD. ("ZEL") and ROBERT BRYAN ("RGB"), STAN MEDLEY ("SM").

In consideration of RGB and SM having provided consulting services in respect to the REORGABSMZATION AND STOCK PURCHASE AGREEMENT ("REORG) dated January 31, 2000 by and between BLACK STALLION MANAGEMENT, INC., a NEVADA Corporation ("BSM"), shareholders of BSM (the "SHAREHOLDERS"), DIGITAL BRIDGE, INC. a NEVADA Corporation ("DBI") and ROBERT BRYAN ("RGB"), as a further and preliminary condition to CLOSING as defined in REORG, the parties to this agreement agree as follow.

1. CONSULTATION FEES. (a) Upon close of the TRANSFERRED BSM SHARES, ZEL shall pay a consultation fee of FIFTY THOUSAND AND NO/100 DOLLARS ($ 50,000.00) payable as follows:

     (i)   $  25,000  to  VBC  INVESTMENTS  ("VBC")
     (ii)  $  25,000  TO  ARTFIELD  INVESTMENTS  RD,  INC.("ART")

(b) Upon execution of this document ZEL shall pay the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($ 50,000) either by Bank Wire or Cashier's Check to F. THOMAS ECK III a member of the Bar of the state of California to hold in escrow pending CLOSING. If at the place and time of CLOSING, SHAREHOLDERS and BSM shall appear with stock certificates for the requisite number of shares properly issued to shareholders of DBI and/or assigns along with all other closing conditions outlined in (1)(c) of REORG, said escrow shall pay the balance of funds to VBC ($25,000)and ART ($25,000)

RGB                                       ZACCO  EQUITIES  LTD.


By:__________________________             By:________________________
ROBERT  BRYAN                             ZARA  GILAK  ,  DIRECTOR



STAN  MEDLEY


By:_________________________
STAN  MEDLEY


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